BlackRock Global Value Fund, Inc.

 (formerly Merrill Lynch Global Value Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 14 filed on September 26, 2006 (SEC Accession No. 0001193125-06-196698).